Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of
Old Prospect Global Resources Inc.
(an Exploration Stage Company)
Denver, Colorado

We have audited the accompanying balance sheet of Old Prospect Global Resources Inc. (an exploration stage company) (“the Company”) as of September 30, 2010, and the related statements of operations, equity, and cash flows for the period from August 17, 2010 (Inception) to September 30, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Old Prospect Global Resources Inc. (an exploration stage company) as of September 30, 2010 and the results of its operations and its cash flows for the period from August 17, 2010 (inception) to September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

Ehrhardt Keefe Steiner & Hottman PC

February 11, 2011
Denver, Colorado

Old Prospect Global Resources Inc.
Balance Sheet
(An Exploration Stage Company)

September 30, 2010

Assets
Current assets
Cash and cash equivalents	$99,425
Total current assets	99,425

Total assets	99,425

Current liabilities
Accounts payable	73,169
Accrued liabilities	60,520
Convertible note	185,775
Total current liabilities	319,464

Shareholders' equity
Preferred stock: $0.001 par value; 10,000,000 shares authorized; none outstanding	-
Common stock: $0.001 par value; 100,000,000 shares authorized; 14,825,000 issued and outstanding	14,825
Additional paid-in capital	-
Losses accumulated in the exploration stage	(234,864)
Total shareholders' equity	(220,039)

Total liabilities and shareholders' equity	$99,425

The accompanying notes are an integral part of these statements

Old Prospect Global Resources Inc.
Statement of Operations
(An Exploration Stage Company)

Cumulative Period from August 17, 2010 (Inception) Through September 30, 2010

Expenses
General and administrative	$232,517
Total expenses	232,517

Loss from operations before interest and	(232,517)
provision for income tax

Other income (loss)
Interest expense	(2,347)
Loss before income taxes	(234,864)

Income tax expense	-

Net loss	$(234,864)

The accompanying notes are an integral part of these statements

Old Prospect Global Resources Inc.
Statement of Cash Flows
(An Exploration Stage Company)
Cumulative Period from August 17, 2010 (Inception) Through
September 30, 2010

Operating activities
Net loss	$(234,864)
Adjustments to reconcile net loss for the period to net cash used in operating activities
Stock-based compensation	600
Changes in assets and liabilities
Changes in accounts payable	73,169
Changes in accrued liabilities	60,520
Net cash used in operating activities	(100,575)

Financing activities
Proceeds from convertible note	185,775
Common stock	14,225
Net cash provided by financing activities	200,000

Increase in cash and cash equivalents	$99,425
Cash and cash equivalents - beginning of period	0
Cash and cash equivalents - end of period	$99,425

The accompanying notes are an integral part of these statements

Old Prospect Global Resources Inc.
Statement of Shareholders’ Equity
(An Exploration Stage Company)

	Common Stock		Additional Paid-in	Losses Accumulated in the	Total Shareholders'
	Shares	Amount	Capital	Exploration Stage	Equity
Balance, August 17, 2010 (Inception)	-	-	-	-	-
Stock issuance to founders	14,225,000	14,225	-	-	14,225
Stock-based compensation	600,000	600	-	-	600
Net Loss	-	-	-	(234,864)	(234,864)
Balance, September 30, 2010	14,825,000	14,825	-	(234,864)	(220,039)

The accompanying notes are an integral part of these statements

Old Prospect Global Resources Inc.
Notes to Financial Statements

1.	Organization and Business Operations

Old Prospect Global is a Denver-based Delaware corporation formed in August 2010 engaged in the exploration and mining of potash in the Holbrook Basin of eastern Arizona. We believe that potash, along with other global commodities possess demand pull characteristics and long term global demand strength. Instead of relying on the traditional supply push of manufacturing, the Company plans to capitalize upon global arbitrage opportunities for commodities that are in high demand in emerging and growing markets. The Company seeks to acquire companies or interests in companies and properties that have a reserve base, but require a resource boost, in the form of technical expertise and capital investment.

In January 2011, we contributed our initial cash contribution of $2.2 million to earn a 50% interest in American West Potash LLC pursuant to its Third Amended and Restated Operating Agreement. American West Potash's leasehold consists of approximately 32,000 gross acres in the Holbrook Basin. Pursuant to the terms of the Operating Agreement, we are the exclusive operators of the project and will provide the technical resources and mining expertise, which provides us the authority to manage the exploration, development and production of potash on American West Potash’s acreage. In order to maintain our 50% equity interest, we must also invest $1.0 million on or before May 1, 2011 and an additional $7.8 within 90 days of delivery of a NI 43-101 compliant mineral resource estimate report, a technical report issued by third party natural resource experts (the “Reserve Report”), with respect to the potash reserves on the property. The $2.2 million and $1.0 million investments will be utilized to acquire seismic data, drill core holes and prepare the NI 43-101. We also intend to prepare a mineral resource estimate report in accordance with an Industry Guide 7.

As the sole operators of American West Potash, we are required to deliver the NI 43-101 not later than April 21, 2012.  If we do not invest into American West Potash either (i) any of the $1.0 million on or before May 1, 2011 or (ii) upon receipt of the NI 43-101, any of the additional $7.8 million commitment, our ownership interest in American West Potash will be reduced from 50% to 15% and approximately 21.3%, respectively.  We may elect to make investments on or prior to the dates listed above in amounts less than those required to maintain our 50% ownership interest. In such instances, our ownership percentage will decrease according to the terms of the operating agreement, but not below 15%. If we do not meet its funding commitments, American West Potash will be permitted to sell equity to third parties, which could be on terms that are disadvantageous to us. Also, we will lose one of our two designated manager positions of American West Potash.

On February 11, 2011, old Prospect Global changed its name to Prospect Global Operating Company and pursuant with the agreement and plan of merger, merged into Triangle Castings, Inc. who changed its name to Prospect Global Resources Inc. Under the plan of merger, the stockholders of old Prospect Global received one share of Prospect’s common stock for each share of old Prospect Global’s common stock. Old Prospect Global’s stockholders received one share of Prospect’s common stock for each share of old Prospect Global’s common stock, which resulted in Old Prospect Global’s stockholders receiving 19,405,303 shares of Prospect Global Resources Inc. Additionally, the merger triggered the conversion of $1,048,863 of  Prospect Global’s $3,048,863 of convertible notes and $24,174 of corresponding accrued interest into 357,686 shares of common stock of Prospect Global Resources Inc. Also upon the closing of the merger, Denis M. Snyder agreed to cancel his 5,000,000 shares of Prospect common stock owned and 1,735,000 shares converted on a one to one ratio to Prospect Global Resources Inc. Upon completion of the merger, Prospect Global Resources Inc had 21,497,989 shares of common stock issued and outstanding.Old Prospect Global was the surviving entity of this merger.

Old Prospect Global is considered an exploration stage enterprise as most of its efforts have been devoted to raising capital and exploring for potash. The Company has an accumulated deficit of approximately $235,000 as of September 30, 2010 resulting from initial start-up activities. The eventual profitability of the Company and its ability to continue as a going concern depends upon obtaining additional financing, and the successful exploration and development of mineral resources.

2.	Basis of Presentation

The financial statements of the Company are prepared by management in accordance with accounting principles generally accepted in the United States of America, which have been consistently applied in the preparation of these financial statements.

3.	Summary of Significant Accounting Principals

Use of Estimates

The preparation of the Company’s Consolidated Financial Statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of expenses during the reporting period. The Company bases its estimates on various assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

Cash and cash equivalents solely consist of cash balances.  The company had no cash equivalents at September 30, 2010.

Financial Instruments

The Company’s financial instruments, including convertible notes, cash and cash equivalents and accounts payable are carried at cost, which approximates fair value due to the terms of these instruments.

Income Taxes

The Company accounts for income taxes based on the asset and liability method of accounting for deferred income taxes.  The provision for income taxes is based on pretax financial income. Deferred tax assets and liabilities are recognized for the future expected tax consequences of temporary differences between income tax and financial reporting and principally relate to differences in the tax basis of assets and liabilities and their reported amounts, using enacted tax rates in effect for the year in which differences are expected to reverse.  As of September 30, 2010, the Company did not have an income tax liability.  We estimate that we will not have an income tax liability for 2010.

Stock Based Compensation

The Company accounts for stock-based compensation in accordance with accounting standards, which requires companies to recognize compensation expense for share-based payments based on the estimated fair value of the awards.  The standards also requires tax benefits relating to the deductibility of increases in the value of equity instruments issued under share-based compensation arrangements that are not included in costs applicable to sales ("excess tax benefits") to be presented as financing cash inflows in the Statement of Cash Flows.

4.	Convertible Notes

On August 16, 2010, Prospect issued $185,775 of convertible notes to one of its founding shareholders.  In connection with the merger, these notes and $9,000 of accrued interest expense converted into 64,925 shares of common stock at a conversion price of $3.00 per share.

5.	Related Party Transactions

LDR Solutions

Patrick Avery, President and Chief Executive Officer of Prospect provided consulting services to the founding shareholders of Prospect prior to the inception of Prospect.  Mr. Avery’s consulting business, LDR Solutions LLC, received $25,000 in compensation which was recorded as general and administrative expense.

Buffalo Management LLC

In June, 2010, old Prospect Global entered into a management services agreement with Buffalo Management LLC, which was amended in November, 2010 and was assigned to us at the merger closing.  Buffalo Management LLC provides advisory and management services to Prospect which includes but is not limited to identifying, analyzing, and structuring growth initiatives, strategic acquisitions and investments and arranging debt and equity financing.  As compensation for these services, we have agreed to pay Buffalo Management LLC (i) a consulting fee of $20,000 per month (accruing since August 2010), (ii) an annual management fee in an amount equal to 2% of our annual gross revenues as shown on our audited financial statements each year, (iii) an acquisition advisory fee with respect to the consummation of each future acquisition or business combination engaged in by us equal to 1% of the transaction value, and (iv) an advisory fee with respect to the consummation of a transaction in which the Company merges with or becomes a wholly-owned subsidiary of a publicly traded company equal to $650,000.  We will also reimburse Buffalo Management LLC for office expenses up to $5,000 per month.  Buffalo Management LLC also received a warrant to purchase up to 5% of the Company’s outstanding shares on a fully-diluted basis promptly following the first day on which the Company's market capitalization for each trading day in a period of 30 consecutive days exceeds $50 million.  The exercise price per share of the warrant is the average market price per share for the ten trading days immediately preceding the issuance date.  In connection with the management services agreement with Buffalo Management LLC, we entered into a registration rights agreement which requires us to register for resale the common stock and the shares of common stock issuable upon exercise of the warrant.  Patrick Avery and Barry Munitz, our chief executive officer and chairman, respectively, each have an ownership interest in Buffalo Management LLC.  Chad Brownstein, one of our stockholders beneficially owning more than 5% of our common stock also has an ownership interest in Buffalo Management LLC.  The Company had accrued $50,000 in professional fees in general and administrative expense for the period ended September 30, 2010.

6.	Stock-Based Compensation

Mr. Avery’s stock-based compensation is 1,500,000 shares of common stock and vests over a two-year period.  500,000 of Mr. Avery’s shares vested on August 17, 2010, 250,000 shares vested on December 1, 2010, 500,000 shares will vest on August 17, 2011 and the remaining 250,000 shares will vest on August 17, 2012.    Mr. Bloomfield’s stock-based compensation is 500,000 shares of common stock and vests on a two-year schedule.  He received 100,000 shares on September 1, 2010, his first day of employment with Prospect.  He shall also receive 200,000 shares on each of the first and second year anniversaries of his employment.  The stock grants were deemed to have a nominal value and were valued at a par value of $0.001 per share and are expensed as the stock is issued and vested.  $600 of compensation expense was recorded to general and administrative expense during the period ended September 30, 2010.  Total compensation for non-vested awards was $1,400 as of September 30, 2010.

7.	Subsequent Events

The Company evaluated all subsequent events through February 11, 2011, which is the date the financial statements were available for issue.

Issuance of Convertible Notes

On October 20, 2010, and October 22, 2010, Prospect issued $100,000 of convertible notes on each date for an aggregate of $200,000.  The convertible notes were issued to one of its founding shareholders, Balkan Hellenic Partnership.  These convertible notes accrued interest at 10% per annum.  In connection with the merger, the principal and accrued interest converted into a total of 68,716 shares of common stock at a conversion price of $3.00 per share.

On November 4, 2010, Prospect issued $200,000 of convertible notes to 24W57 LLC.  These convertible notes accrued interest at 10% per annum.   In connection with the merger, the principal and accrued interest converted into a total of 68,135 shares of common stock at a conversion price of $3.00 per share.

On December 24, 2010, Prospect issued $231,544 of convertible notes to WB Alta Investments, LLC and $231,544 of convertible notes to Gretchen Ross.  These convertible notes accrue interest at 10% per annum.  In connection with the merger, each investor’s principal and accrued interest converted into 77,955 shares of common stock for a total of 155,910 shares of common stock at a conversion price of $3.00 per share.

On January 24, 2011, we issued a $2,000,000 face value convertible secured note, due January 24, 2012, to Richard Merkin for net proceeds of $2,000,000. The note is secured by all of our assets and accrues interest at 10% per annum, payable in cash at maturity. However, the principal amount, plus accrued interest, may convert at the option of the Investor at any time during the term to maturity into a fixed number of 10,538,583 shares of common stock, subject to adjustment solely for capital reorganization events. The note also embodies certain traditional default provisions that are linked to credit or interest risks, such as bankruptcy proceedings, liquidation events and corporate existence. In addition, the investor is entitled to designate one member of our Board of Directors while the note is outstanding or the investor owns at least 1,000,000 shares. The note is conventional convertible as that term is used to evaluate embedded terms and features under current accounting standards and is, therefore, exempt from further evaluation as to the potential separation and classification of the embedded features such as the conversion option.

Concurrent with the issuance of the note, we entered into agreement with the investor that provides for a guaranteed post-conversion sales value of $3.00 per converted share with a monetary obligation not to exceed a fixed amount of $15,000,000, following conversion of the note, if ever, without expiration. The fixed monetary amount is settled solely by our issuance of additional shares of our common stock. The number of shares necessary to settle this contingent obligation is dependent upon future values of our common stock at times the Investor chooses to sell converted shares, if he in fact converts, and is, therefore, not determinable. We have concluded that this arrangement is a freestanding financial instrument subject to classification in our financial statement in liabilities at fair value both at inception and subsequently pursuant to ASC 480-10-25-14. We have not yet completed the initial calculation of value of this financial instrument.

Payments Contingent Upon Executing American West Potash Operating Agreement

As a result of completing the American West Potash Agreement, Prospect granted 375,000 shares of common stock to Daniel Spanier for participating in a significant role in the Company’s investment in the Holbrook Basin.   The Company also paid to Mr. Avery a $25,000 bonus for executing the American West Potash operating agreement.  Both the stock grant to Mr. Spanier and the bonus to Mr. Avery were contingent upon the closing of the American West Potash operating agreement.

Common Stock Issuance

On October 20, 2010, Prospect issued 150,000 shares of common stock to Ari Swiller in connection for serving as a Director of the Company.

On November 10, 2010, Prospect issued 343,000 shares of common stock to 24W57 with a par value of $0.001 per share for a consideration of $3,430.

On December 24, 2010, Prospect issued 922,819 shares of common stock to WB Alta Investments, LLC and 922,819 shares to Gretchen Ross with a par value of $0.001 per share for a total consideration of $36,913.

On January 7, 2011, Prospect and Buffalo Management LLC reached an agreement whereby Buffalo Management LLC received shares of Prospect common stock in lieu of cash for (a) the monthly management fee for sevenmonths of service from August 2010 through February 2011 which totals $140,000; (b) the monthly reimbursement of office expenses for the seven months from August 2010 through February 2011 which totals $35,000; (d) an acquisition advisory fee of 1% related to the acquisition of a 50% interest in American West Potash equal to $110,000 and (d) the advisory fee with respect to the consummation of a transaction in which the Company merges into a publicly traded company equal to $650,000.  Buffalo Management LLC received 1,516,667 shares of Prospect common stock in lieu of a cash payment of $935,000.

On January 19, 2011, Prospect issued 11,250 shares of common stock to Spouting Rock Capital Advisors, LLC for a consideration of $2,138 and 63,735 shares of common stock to Cobrador Capital Advisors for a consideration of $12,113.

On February 4, 2011, Prospect issued 25,000 shares of common stock to Lambros Piscopos with a par value of $0.001 per share for a consideration of $4,750.